BILL OF SALE

THIS  BILL  OF  SALE  dated  as  of  the  7th  day  of  February,  2001.
BETWEEN:

          PRICEWATERHOUSECOOPERS INC. as Trustee in Bankruptcy of Kafus Industries Ltd. and Cameron Strategic Planning Ltd.

          (the  "Vendor")
AND:

          BERKELEY  INVESTMENTS  INC.

          (the  "Purchaser")
WHEREAS:

A. The Vendor is the Trustee in Bankruptcy of the Estate of Kafus Industries Ltd. and the Estate of Cameron Strategic Planning Ltd.

B. Pursuant to a letter dated February 6, 2001 (the "Offer"), the Vendor offered to sell, and the Purchaser accepted the Offer and agreed to purchase, all of the shares of Hyaton Organics Inc. ("Hyaton") owned by the Vendor and all of the interests of the Vendor in Hyaton and Camden Agro-Systems, Inc. if any (the "Assets") on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants set forth herein, the $50,000 paid by the Purchaser to the Vendor, the receipt whereof the Vendor hereby acknowledges, the parties hereto covenant and agree as follows:

1. The Vendor hereby sells, assigns, transfers and sets over to the Purchaser all of the Vendor's interest in and to the Assets on an "as is, where is" basis and without representation warranty or condition, express or implied, as to quantity, value, merchantability, fitness for any particular purpose or any other matter.

2. The Purchaser acknowledges and agrees that the portion of the purchase price previously delivered by the Purchaser to the Vendor is hereby released to the Vendor.

3. This Bill of Sale shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the Vendor has executed this Bill of Sale as of the day and year first above written.

PRICEWATERHOUSECOOPERS  INC.
as  Trustee  in  Bankruptcy  of  Kafus  Industries  Ltd.
and  Cameron  Strategic  Planning  Ltd.

          /s/  signed
per:  ---------------------

BERKELEY  INVESTMENTS  INC.

     /s/  Richard  Bullock
per:  ----------------------